As filed with the Securities and Exchange Commission on January 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

FORMFACTOR, inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	93-0856709
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7005 Southfront Road

Livermore, California 94551
(925) 290-4000

(Address of Principal Executive Offices)

Amended and Restated 2012 Equity Incentive Plan

 (Full Titles of the Plans)

Michael M. Ludwig
Chief Financial Officer
FormFactor, Inc.
7005 Southfront Road
Livermore, California 94551

(925) 290-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Stock, $0.001 par value	10,500,000	$16.13	$169,365,000	$21,085.94

(1)	Represents increases in the number of the Registrant’s shares reserved for issuance under the Amended and Restated 2012 Equity Incentive Plan of (i) 6,000,000 shares, approved by the stockholders of the Registrant at the Registrant’s 2017 annual meeting of stockholders, and (ii) 4,500,000 shares, approved by the stockholders of the Registrant at the Registrant’s 2015 annual meeting of stockholders. This Registration Statement on Form S-8 shall also cover any additional shares of Registrant’s common stock that become issuable under the Amended and Restated 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on January 10, 2018 as reported by the NASDAQ Global Market.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)       The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on March 15, 2017, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)       All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

(c)       The description of the Registrant’s Common Stock which is contained in the Registrant’s Exchange Act Registration Statement on Form 8-A filed with the Commission on June 6, 2003 (Exchange Act File No. 000-50307), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to any filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

As permitted by the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•      for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•      for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•      under Section 174 of the Delaware General Corporation Law; or

•      for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s bylaws provide that:

•      the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

•      the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions; and

•      the rights conferred in the bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its directors and certain of its officers.  The indemnification agreements provide indemnification to such directors and officers under certain circumstances for expenses and liabilities incurred in connection with actions or proceedings brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant has obtained directors’ and officers’ insurance to cover its directors and officers for certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.01	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on June 17, 2003 (incorporated by reference to Exhibit 3.01 of the Registrant’s registration statement on Form S-1 filed with the SEC on October 20, 2003)

3.02	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2016)

4.01	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 of Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 28, 2002)

5.01*	Opinion of Davis Polk & Wardwell LLP

23.01	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01)

23.02*	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (included on signature page of this Registration Statement)

99.01*	Amended and Restated 2012 Equity Incentive Plan

99.02	Forms of plan agreements for the Amended and Restated 2012 Equity Plan (incorporated by reference to Exhibit 10.09 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2013)

___________

*       Filed herewith.

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 12th day of January, 2018.

FORMFACTOR, INC.

By:	/s/ Jason Cohen
	Name:	Jason Cohen
	Title:	General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Michael M. Ludwig and Jason Cohen and each of them, his/her true and lawful attorneys-in-fact and agents with full power of substitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes to this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Registration Statement, including amendments, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his/her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Michael D. Slessor	Chief Executive Officer and Director	January 12, 2018
Michael D. Slessor	(Principal Executive Officer)
Principal Financial Officer and Principal Accounting Officer:

/s/ Michael M. Ludwig	Chief Financial Officer	__January 12, 2018_____
Michael M. Ludwig	(Principal Financial Officer and Principal Accounting Officer)

Signature	Title	Date

Additional Directors:

/s/ Lothar Maier	Director	__January 12, 2018_____
Lothar Maier

/s/ Edward Rogas, Jr	Director	__January 12, 2018_____
Edward Rogas, Jr

/s/ Kelley Steven-Waiss	Director	January 12, 2018
Kelley Steven-Waiss

/s/ Michael W. Zellner	Director	__January 12, 2018_____
Michael W. Zellner

/s/ Richard DeLateur	Director	January 12, 2018
Richard DeLateur

/s/ Thomas St. Dennis	Director	January 12, 2018
Thomas St. Dennis

/s/ Raymond A. Link	Director	__January 12, 2018_____
Raymond A. Link

EXHIBIT INDEX

3.01	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on June 17, 2003 (incorporated by reference to Exhibit 3.01 of the Registrant’s registration statement on Form S-1 filed with the SEC on October 20, 2003)

3.02	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2016)

4.01	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 of Amendment No. 2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 28, 2002)

5.01*	Opinion of Davis Polk & Wardwell LLP

23.01	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.01)

23.02*	Consent of Independent Registered Public Accounting Firm

24.01	Power of Attorney (included on signature page of this Registration Statement)

99.01*	Amended and Restated 2012 Equity Incentive Plan

99.02	Forms of plan agreements for the Amended and Restated 2012 Equity Plan (incorporated by reference to Exhibit 10.09 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 13, 2013)

___________

*       Filed herewith.